UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 3, 2009

CHINA SHANDONG INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141327	20-8545693
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, China 274400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 530-3431658

Mobile Presence Technologies, Inc.
(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2009, Mobile Presence Technologies, Inc. (the “Company”) filed a Certificate of Amendment with the Secretary of State of the State of Delaware to (i) change the Company’s name to China Shandong Industries Inc., (ii) implement a 15 for 1 forward split of the Company’s common stock, and (iii) increase the authorized shares of the Company to One Hundred and Five Million (105,000,000) shares, of which (a) Five Million (5,000,000) shares are blank check preferred stock, par value $.0001 per share, and (b) One Hundred Million (100,000,000) shares are Common Stock, par value $.0001 per share. The amendments were approved by written consent of the Company’s board of directors and by written consent of a majority of the Company’s shareholders effective on December 3, 2009.

A copy of the Certificate of Amendment is attached hereto as Exhibit 99.1

Effective January 4, 2010, the Company’s Over-the-Counter Bulletin Board trading symbol was changed from “MBPI” to “CSNH”.

Item 9.01. Financial Statement and Exhibits

(d) Financial Statements and Exhibits

Exhibit No.	Description

99.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA SHANDONG INDUSTRIES INC.

Date: January 5, 2010
	By:	/s/ Li Jinliang
Name: Li Jinliang
Title: Chief Executive Officer and Director